Exhibit 10.2

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

New York

AGREEMENT dated as of the 29th day of April, 2008, between VISION-SCIENCES, INC., a Delaware corporation whose address is 40 Ramland Road, Orangeburg, New York   10962 (“Tenant”), and M&T REAL ESTATE TRUST, a Maryland  real estate investment trust with its principal banking office at One M&T Plaza, Buffalo, NY 14240.  Attention:  Office of General Counsel (the “Mortgagee”).

WHEREAS, RAMLAND REALTY ASSOCIATES, a New York limited liability company whose address is 100 Clearbrook Road, Elmsford, New York 10532 (“Landlord”), owns the real property located at One Ramland Road, Orangeburg, New York  (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A;

WHEREAS, Mortgagee has made a loan to Landlord in the original principal amount of $17,300,000.00 as the loan may be modified or amended from time to time (the “Loan”);

WHEREAS, to secure the Loan, Landlord has encumbered Landlord’s premises by entering into a mortgage dated on or about December 24, 1999 in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time the “Mortgage”) recorded on January 13, 2000 as Instrument ID 200-00002121, in the Official Records of the County of  Rockland, State of New York or to be recorded in such Land Records (the “Land Records”);

WHEREAS, pursuant to a Lease dated as of April 29th, 2008, as such lease may have been, or may be amended from time to time (the “Lease’), Landlord demised to Tenant a portion of Landlord’s Premises (the “Tenant’s Premises”) effective as of the Commencement Date as defined in the Lease; and

WHEREAS, Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Mortgagee agree as follows:

1.                                      DEFINITIONS.

The following terms shall have the following meanings for purposes of this Agreement:

1.1          “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition or other improvements or work at Landlord’s Premises, including Tenant’s Premises.  Construction-Related Obligations shall not include:  (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

© Manufacturers and Traders Trust Company, 2004

Execution Copy

1.2                               “Foreclosure Event” means (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3                               “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4                               “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5                               “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6                               “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7                               “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2.                                      SUBORDINATION.  Subject to the provisions of this Agreement, the Lease and all of Tenant’s rights thereunder shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all indebtedness secured by the Mortgage.

3.                                      NONDISTURBANCE, RECOGNITION AND ATTORNMENT.

3.1                               No Exercise of Mortgage Remedies Against Tenant.  So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies.  In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2                               Nondisturbance and Attornment.  If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises (“Attornment Date”):  (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement;  (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct

© Manufacturers and Traders Trust Company, 2006

Execution Copy

lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.  All condemnation awards and insurance proceeds paid or payable with respect to the Tenant’s Premises or any part of the Landlord’s Premises shall be applied and paid in the manner set forth in the Lease, except that any awards and/or proceeds payable to the Landlord shall be subject to the rights of Mortgagee under the Mortgage.

3.3                               Further Documentation.  The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents.  Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

4.                                      PROTECTION OF SUCCESSOR LANDLORD.  Notwithstanding anything to the contrary in the Lease or the Mortgage, neither Mortgagee nor the Successor Landlord shall be liable for or bound by any of the following matters:

4.1                               Claims Against Former Landlord.  Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the Attornment Date, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the Attornment Date, unless Tenant has given Mortgagee notice of such breach as provided in the Lease.  The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the Attornment Date; or (b) Successor Landlord’s obligation to correct any conditions that existed as of the Attornment Date and violate Successor Landlord’s obligations as Landlord under the Lease.

4.2                               Prepayments.  Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the Attornment Date other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3                               Payment; Security Deposit.  Any obligation:  (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant; or (b) with respect to any security deposited with Former Landlord, unless  such security deposit was actually transferred to Mortgagee.  This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation”.

4.4                               Modification, Amendment, or Waiver.  Any material modification or material amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event Mortgagee does not grant or deny its consent to such material modification or material amendment within ten (10) days of receipt of the proposed material modification or material amendment, Mortgagee’s consent shall be deemed to have been given.  Notwithstanding the foregoing, any change to the monetary obligations of either Landlord or Tenant under the Lease, any change to the term of the Lease, any change to the parking provided to Tenant, and any change to the square footage of Tenant’s Premises shall require the consent of the Mortgagee in its sole discretion.

4.5                               Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6                               Construction-Related Obligations.  Any Construction-Related Obligation of Former Landlord, except as expressly provided for in Schedule B (if any) attached to this Agreement.

5.                                      EXCULPATION OF SUCCESSOR LANDLORD.  Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or is successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.                                      MORTGAGEE’S RIGHT TO CURE.

6.1                               Notice to Mortgagee.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2                               Mortgagee’s Cure Period.  After Mortgagee receives a Default Notice, Mortgagee shall have to the same period of time as Landlord under the Lease in which to cure the breach or default by Landlord (such cure period to run concurrently, and not consecutively, with Landlord’s cure period.  Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3                               Extended Cure Period.  In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either (a) obtain possessions and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity; or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.  In no event shall the Extended Cure Period last for a period in excess of six (6) months.

7.                                      CONFIRMATION OF FACTS.  Tenant represents to Mortgagee and to any Successor Landlord, in each case as of  the date of this Agreement (“Effective Date”):

7.1                               Effectiveness of Lease.  The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises.  Tenant has no interest in Landlord’s Premises except pursuant to the Lease.  No unfulfilled conditions exist to Tenant’s obligations under the Lease, except Landlord’s obligations under the Work Letter (as defined in the Lease).

7.2                               Rent.  The payment of Rent has not yet commenced under the Lease.

7.3                               No Landlord Default.  To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time, or both, would constitute such a breach or default.

7.4                               No Tenant Default.  Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5                               No Termination.  Tenant has not commenced any action nor sent or received any notice to terminate the Lease.  Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6                               Commencement Date.  The “Commencement Date” of the Lease has not yet occurred.  Upon request, Tenant shall provide Mortgagee with a copy of any commencement date agreement executed by Landlord and Tenant.

7.7                               Acceptance.   Tenant has not accepted possession of Tenant’s Premises as Landlord has not completed Landlord’s obligations under the Work Letter.

7.8                               No Transfer.  Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9                               Due Authorization.  Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8.                                      TENANT COVENANTS.  Tenant covenants with the Mortgagee that now and continuing as long as the Mortgage shall remain unsatisfied of record as follows:

8.1                               Rent Payment Notices.  From and after Tenant’s receipt of written notice from Mortgagee (a “Rent Payment Notice”) which directs Tenant to pay Rent to Mortgagee, Tenant shall pay all Rent to Mortgagee or as Mortgagee shall direct in writing, until such time as Mortgagee directs otherwise in writing. Tenant shall comply with the rental payment directive contained in any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord.  Mortgagee’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to:  (a) cause Mortgagee to succeed to or to assume any obligations or responsibilities as Landlord under the Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until any attornment has occurred pursuant to this Agreement; or (b) relieve Landlord of any obligations under the Lease.

8.2                               Intentionally omitted.

8.3                               If requested by the Mortgagee or the Successor Landlord, Tenant shall deliver to Mortgagee or the Successor Landlord (as the case may be) the same periodic deliveries (e.g., updated estoppel certificates) it delivers to Landlord pursuant to the Lease.  In the event Tenant ceases to be a publicly company, Tenant shall provide financial reports to Mortgagee upon request by Mortgagee

9.                                      MISCELLANEOUS.

9.1                               Notices.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to any party (at the address on page one).  Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express).  Notice by e-mail is not valid notice under this agreement.

9.2                               Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

9.3                               Interaction with Lease and with Mortgage.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage, as it pertains only to the Mortgage and not to any future mortgage on Landlord’s Premises.  Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease and covenants and agrees that the exercise by Tenant of any of the rights and remedies therein contained shall not constitute a default under the Mortgage provided that, in the exercise of any such rights and remedies, Tenant is in compliance with the provisions of this Agreement..

9.4                               Mortgagee’s Rights and Obligations.  Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

9.5                               Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of New York, excluding its principles of conflicts of laws.  MORTGAGEE AND TENANT HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK, COUNTY OF WESTCHESTER, AND CONSENT THAT THE MORTGAGEE MAY EFFECT ANY SERVICE OF PROCESS AT TENANT’S ADDRESS SET FORTH ABOVE.  Mortgagee and Tenant acknowledge and agree that the venue provided above is the most convenient forum for both the Mortgagee and Tenant.  Mortgagee and Tenant waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

9.6                               Miscellaneous.  This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and

Mortgagee as to the subject matter of this Agreement.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.  No provisions of this Agreement may be amended, waived or modified except by an instrument in writing signed by the party to be bound.  The headings and captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or the intent of any provision or section of this Agreement and shall not be deemed to have any substantive effect.  Inapplicability or unenforceability of any provisions of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

9.7                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

9.8                               No Agency Relationship.  The Mortgagee is not the agent or representative of Landlord and this Agreement shall not make the Mortgagee liable to materialmen, contractors, craftsmen, laborers or others for goods delivered to or services performed by them upon the Landlord’s Premises, or for debts or claims accruing to such parties against Landlord and there is no contractual relationship, either expressed or implied, between the Mortgagee and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials for the Improvements.

9.9                               WAIVER OF JURY TRIAL.  TENANT AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO. TENANT REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT THE MORTGAGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER.  THE TENANT ACKNOWLEDGES THAT THE MORTGAGEE HAS BEEN INDUCED TO ACCEPT THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the first date set forth above.

VISION SCIENCES, INC.

By:	/s/Yoav M. Cohen
	Name:	Yoav M. Cohen
	Title:	Chief Financial Officer

M&T REAL ESTATE TRUST

By:	Manufacturers and Traders Trust Company
Its Attorney-in-Fact

By:
Name:
Title:

Landlord Consent

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request.  The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease.  The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant.  Landlord is not a party to the above Agreement.

Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction or assertion by Landlord.  Tenant shall be entitled to rely on any Rent Payment Notice.  Tenant shall be under no duty to controvert or challenge any Rent Payment Notice.  Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease.  Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against, any and all loss, claim, damage, liability, cost or expense (including payment of reasonable attorneys’ fees and disbursements) arising from any claim based upon Tenant’s compliance with any Rent Payment Notice.  Landlord shall look solely to Mortgagee with respect to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice.

LANDLORD
RAMLAND REALTY ASSOCIATES

By:
Name:
Title:

Dated: April      , 2008

ACKNOWLEDGMENT

(Tenant)

STATE OF NEW YORK	)
: SS
COUNTY OF	)

On the                   day of                             , in the year 2008, before me, the undersigned, a Notary Public in and for said State, personally appeared                                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT

(Mortgagee)

STATE OF NEW YORK	)
: SS
COUNTY OF	)

On the                      day of                               , in the year 202008, before me, the undersigned, a Notary Public in and for said State, personally appeared                                              , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT

(Landlord)

STATE OF NEW YORK	)
: SS
COUNTY OF	)

On the                         day of                             , in the year 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared                                                               , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SCHEDULE A

DESCRIPTION OF LANDLORD’S PREMISES

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of                                                    , County of                                                      , and State of New York, more particularly described as follows.

SCHEDULE B

CONSTRUCTION-RELATED OBLIGATIONS

Construction-Related Obligations remaining to be performed as of                             , 19              /20                  , if any

[Summarize and Describe]

Successor Landlord’s Construction-Related Obligations after attornment, if any:

[Negotiate and Describe]